As filed with the Securities and Exchange Commission on July 24, 2000.
                                                       Registration No. 333-____

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ----------------------------

                                    CNS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                      41-1580270
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification No.)

                                 P.O. BOX 39802
                          MINNEAPOLIS, MINNESOTA 55439
              (Address of Principal Executive Offices and Zip Code)

                          ----------------------------

                                    CNS, INC.
                             2000 STOCK OPTION PLAN
                            (Full title of the Plan)

                          ----------------------------

                                 DANIEL E. COHEN
                             CHIEF EXECUTIVE OFFICER
                                    CNS, INC.
                                 P.O. BOX 39802
                          MINNEAPOLIS, MINNESOTA 55439
                            TELEPHONE: (612) 820-6696
 (Name, address and telephone number, including area code, of agent for service)

                                    COPY TO:
                              Patrick Delaney, Esq.
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                             80 South Eighth Street
                          Minneapolis, Minnesota 55402
                                 (612) 371-3211

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
               TITLE OF                      AMOUNT      PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT
            EACH CLASS OF                    TO BE        OFFERING PRICE     AGGREGATE OFFERING   OF REGISTRATION
     SECURITIES TO BE REGISTERED           REGISTERED      PER SHARE(1)           PRICE(1)            FEE(1)
-----------------------------------------------------------------------------------------------------------------
Common Stock, Par Value $0.01 per share      700,000          $5.50               $3,850,000         $1,016.40
=================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the last sale price of the Company's Common Stock on the Nasdaq National Market on July 20, 2000.

                                     PART I

     Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3. Incorporation of Documents by Reference.
-----------------------------------------------

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1999.

     (b) The Definitive Proxy Statement dated March 29, 2000 for the 2000 Annual Meeting of Stockholders held on May 3, 2000, the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2000, and the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2000.

     (c) The description of the Company's Common Stock as set forth in the Company's Form 8-A/A Registration Statement filed on May 31, 1995, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.
---------------------------------

     Not applicable.

Item 5. Interests of Named Experts and Counsel.
----------------------------------------------

     Lindquist & Vennum P.L.L.P. is rendering its opinion as to the validity of shares being registered hereby. Patrick Delaney, a partner at Lindquist & Vennum P.L.L.P., is a director and a holder of Common Stock of the Company.

Item 6. Indemnification of Directors and Officers.
-------------------------------------------------

     The Company's Bylaws require indemnification of directors and officers of the Company in accordance with, and to the fullest extent permitted by, Delaware law, as it may be amended from time to time.

     Section 145 of the Delaware General Corporation Law generally provides that any person who was or is a director or officer may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. However, if the legal proceeding is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the corporation unless the court in which such action was brought deems it proper.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.
-------------------------------------------

     Not applicable.

Item 8. Exhibits.
----------------

     Exhibit
     -------

     4.1   CNS, Inc. 2000 Stock Option Plan

     5.1   Opinion of Lindquist & Vennum P.L.L.P.

     23.1  Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

     23.2  Consent of KPMG LLP

     24.1  Power of Attorney (included on signature page)

Item 9. Undertakings.
--------------------

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 21, 2000.

                     CNS, INC.


                     By: /s/ Daniel E. Cohen
                        --------------------------------------------------------
                     Daniel E. Cohen
                     Chief Executive Officer, Chairman of the Board and Director

                                POWER OF ATTORNEY

     The undersigned officers and directors of CNS, Inc. hereby constitute and appoint Daniel E. Cohen and Marti Morfitt, or either of them, with power to act, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on July 21, 2000 in the capacities indicated.

Signature                         Title
---------                         -----

/s/ Daniel E. Cohen               Chief Executive Officer,
--------------------------        Chairman of the Board of Directors and
Daniel E. Cohen                   Director (principal executive officer)


/s/ Marti Morfitt                 President, Chief Operating Officer
--------------------------        and Director
Marti Morfitt


/s/ David J. Byrd                 Vice President of Finance,
--------------------------        Chief Financial Officer and Treasurer
David J. Byrd                     (principal financial and accounting officer)


/s/ Patrick Delaney               Director
--------------------------
Patrick Delaney


/s/ R. Hunt Greene                Director
--------------------------
R. Hunt Greene

/s/ H. Robert Hawthorne           Director
--------------------------
H. Robert Hawthorne


/s/ Andrew J. Greenshields        Director
--------------------------
Andrew J. Greenshields


/s/ Richard W. Perkins            Director
--------------------------
Richard W. Perkins


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